Exhibit 10.26

CYABRA, INC.

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”), dated as of the “Award Date” set forth in the attached Exhibit A, is entered into between Cyabra, Inc., a Delaware corporation (the “Company”), and the individual identified in Exhibit A (the “Awardee”).

WHEREAS, the Company desires to provide the Awardee an incentive to participate in the success and growth of the Company through the holding of a proprietatry interest in the Company; and

WHEREAS, to give effect to the foregoing intention, the Company desires to grant the Awardee a restricted stock award of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) pursuant to the Cyabra, Inc. 2024 Omnibus Equity Incentive Plan (the “Plan”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. Grant. The Company hereby grants the Awardee a restricted stock award (the “Award”) with respect to the number of shares of Common Stock set forth in Exhibit A (such shares being referred to herein as the “Restricted Shares”). The Award and the Restricted Shares shall be subject to the terms and conditions set forth in this Agreement and the provisions of the Plan, the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Plan.

2. Lapsing Forfeiture Provisions. Subject to the terms of this Agreement and the Plan, the Awardee shall, except as set forth in Exhibit A, immediately forfeit the Restricted Shares if Awardee ceases to be in Continuous Service prior to the Vesting Date set forth in Exhibit A. Restricted Shares that are forfeited shall be immediately returned to the Company.

3. Transfer Restrictions. The Restricted Shares may not be sold, assigned, pledged or otherwise transferred (voluntarily or involuntarily) or otherwise be the subject of any disposition unless and unitl the Restricted Shares become vested and such transfer restrictions lapse in accordance with Exhibit A. Upon satisfaction of the conditions set forth in Exhibit A with respect to Restricted Shares, the transfer restrictions set forth in this Section shall lapse. As a condition of the grant of this award, Awardee shall be required to execute a stock power in blank in the form of Exhibit B hereto with respect to all shares of Common Stock issued pursuant to this Agreement.

4. Adjustment of Shares. Notwithstanding anything contained herein to the contrary, in the event of any change in the Company’s Common Stock resulting from a corporate transaction including, but not limited to, a subdivision or consolidation, reorganization, recapitalization, merger, share split, reverse share split, share distribution, combination of shares or the payment of a share dividend, the Restricted Shares shall be treated in the same manner in any such transaction as other Common Stock. Any Common Stock or other securities received by the Awardee as a result of such transaction with respect to the Restricted Shares shall be subject to the restrictions and conditions set forth herein and in the attached Exhibit A.

5. Rights as Stockholder. Except as provided by Section 3 hereof, the Awardee shall be entitled to all of the rights of a stockholder with respect to the Restricted Shares as of the Award Date, including, but not limited to, the right to vote such shares and receive dividends and other distributions payable with respect to same. Notwithstanding the foregoing, any dividends or other distributions with respect to the Restricted Shares shall be subject to the same restrictions on transferability as the Restricted Shares with respect to which they were paid.

6. Escrow of Share Certificates. As soon as reasonably practicable after the Award Date, the Company shall issue stock certificates in the Awardee’s name that correspond to the Restricted Shares (the “Certificates”), and shall hold such Certificates in escrow for the Awardee’s benefit, properly endorsed for transfer, until such time as the Restricted Shares are forfeited to the Company or all restrictions thereon lapse. Alternatively, the Company may evidence the Awardee’s interest by using a restricted book entry account with the Company’s transfer agent. The Company shall not be liable for any act it may do or fail to do with respect to the holding of the Certificates in escrow hereunder, provided it acts or fails to act in good faith and in the exercise of its sound judgment.

7. Legend. The Certificates shall bear the following legend: “THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE CONDITIONS AND TRANSFER RESTRICTIONS) CONTAINED IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN CYABRA, INC. AND THE HOLDER AND THE TERMS OF THE CYABRA, INC. 2024 OMNIBUS EQUITY INCENTIVE PLAN, AS EACH MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF CYABRA, INC.”

8. Section 83(b) Election. The Awardee hereby acknowledges that the Awardee has been informed that, with respect to the Restricted Shares, the Awardee may file an election with the Internal Revenue Service, within 30 days of the execution of this Agreement, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”) to be taxed currently on any difference between the purchase price of the Restricted Shares and their fair market value on the date of purchase. Absent such an election, taxable income will be measured and recognized by the Awardee at the time or times at which the forfeiture restrictions with respect to the Restricted Shares lapse. The Awardee is strongly encouraged to seek the advice of his or her own tax consultants in connection with the issuance of the Restricted Shares and the advisability of filing an election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Exhibit C for reference.

THE AWARDEE ACKNOWLEDGES THAT IT IS NOT THE COMPANY’S, BUT RATHER THE AWARDEE’S SOLE RESPONSIBILITY TO FILE THE ELECTION UNDER SECTION 83(b) TIMELY.

9. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the Restricted Shares shall be subject to the terms of all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

10. Withholding Taxes.

(a) General. As set forth in Section 16.5 of the Plan, the Company has the authority and the right to deduct or withhold, or to require Awardee to pay to the Company, an amount sufficient to satisfy all applicable taxes required by law to be withheld with respect to any taxable event arising in connection with the Restricted Shares. In satisfaction of such tax withholding obligations, if Awardee has not elected to file an 83(b) election pursuant to Section 8 above, and Awardee has elected the “Sell to Cover Withholding Method” on Exhibit A, Awardee hereby irrevocably elects, in accordance with the terms set forth in this Section 10, to sell a portion of the shares of Common Stock upon each Vesting Date pursuant to Section 2 and Exhibit A hereof to the extent necessary in order to satisfy minimum tax withholding obligations and Awardee agrees to execute any letter of instruction or agreement required by the Company’s transfer agent or stock plan administrator (together with any other party the Company determines necessary to execute the Sell to Cover Withholding Method, the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy such minimum tax withholding obligations directly to the Company or its affiliates. The Company may refuse to release Restricted Shares unless all withholding taxes that may be due as a result of the vesting of such Restricted Shares have been paid.

(b) Sell to Cover Withholding Method. If Awardee has elected the “Sell to Cover Withholding Method” on Exhibit A, Awardee hereby affirmatively elects to sell that number of shares of Common Stock determined in accordance with Section 10(a) above with respect to any taxable event(s) arising in connection with the Restricted Shares and to allow the Agent to pay the cash proceeds of such sale(s) to the Company (or the Company’s delegate) for remittance to the appropriate taxing authorities. In furtherance of the Sell to Cover Withholding Method, Awardee hereby:

i. Appoints the Agent as Awardee’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on Awardee’s behalf, as soon as practicable on or after the Restricted Shares vest, that number (rounded up to the next whole number) of such Restricted Shares so vesting as are necessary to generate proceeds to cover (x) applicable tax withholding obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent and (2) apply any remaining funds to Awardee’s federal, state, local and foreign income and employment withholding taxes.

ii. Authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Restricted Shares that must be sold pursuant to clause (i) above.

iii.   Understands that the Agent may conduct the sales as provided in clause (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to Awardee’s account. In addition, Awardee acknowledges that it may not be possible to sell Restricted Shares as provided by clause (i) above due to (1) a legal or contractual restriction applicable to Awardee or the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the shares of Common Stock may be traded. Awardee further agrees and acknowledges that in the event the sale of Restricted Shares would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell Restricted Shares as provided by subsection (i) above. In the event of the Agent’s inability to sell Restricted Shares, Awardee will continue to be responsible for the timely payment to the Company and/or its affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in clause (i) above.

iv.   Acknowledges that regardless of any other term or condition of this section, neither the Company nor the Agent will be liable to Awardee for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its or their reasonable control.

v.  Agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this section. The Agent is a third-party beneficiary of this section.

vi.   This section will terminate not later than the date on which all tax withholding obligations arising in connection with the vesting of the Restricted Shares have been satisfied.

vii. Represents and warrants that on the date hereof Awardee (a) is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, (b) is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of shares of Common Stock effected by the Agent pursuant to this Agreement, and (c) is entering into this Agreement and the election to “sell to cover” in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Exchange Act. It is Awardee’s intent that this “sell to cover” withholding comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

11. Investment Purpose. The shares of Common Stock acquired by the Awardee under this Agreement are acquired for investment for the Awardee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such shares of Common Stock within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Awardee shall not sell, transfer or otherwise dispose of such shares unless they are either (1) registered under the Securties Act and all applicable state securities laws, or (2) exempt from such registration in the opinion of Company counsel.

12. Awardee Representations. The Awardee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Awardee has read and understands the terms and provisions thereof, and accepts the Restricted Shares subject to all of the terms and conditions of the Plan and this Agreement. The Awardee has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Awardee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, if any, made to the Awardee. The Awardee understands that the Awardee (and not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this Agreement.

13. No Guarantee of Continued Service. The Awardee acknowledges and agrees that (i) nothing in this Agreement or the Plan confers on the Awardee any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way the Awardee’s right or the Company’s right to terminate the Awardee’s employment, service, or consulting relationship at any time, with or without cause, subject to any employment or service agreement that may have been entered into by the Commpany and the Awardee; and (ii) the Company would not have granted this Award to the Awardee but for these acknowledgements and agreements.

14. Notices. Notices or communications to be made hereunder shall be in writing and shall be delivered in person, by registered mail, by confirmed facsimile or by a reputable overnight courier service to the Company at its principal office or to the Awardee at his or her address contained in the records of the Company.

15. Governing Law. This Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.

16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.

17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Awardee and may not be assigned by the Awardee without the prior consent of the Company. Any attempted assignment in violation of this Section shall be null and void.

18. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Awardee; provided, however, that to the extent that this Agreement and the award of Restricted Shares hereunder are or become subject to the provisions of Section 409A of the Code, the Company and the Awardee agree that this Agreement may be amended or modified by the Company, in its sole discretion and without the Awardee’s consent, as appropriate to maintain compliance with the provisions of Section 409A of the Code.

19. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Awardee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Awardee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Awardee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

20. Compensation Recovery Policy. By accepting the Award, the Awardee acknowledges that the Awardee is fully bound by, and subject to all of the terms and conditions of, the Company’s Compensation Recovery Policy, and the Awardee agrees to abide by the terms of such Policy. To the extent that the Board or a committee thereof determines that all or a portion of the Award or the shares of Common Stock issued pursuant to the Award must be cancelled, forfeited, repaid, or otherwise recovered by the Company, the Awardee shall promptly take whatever action is necessary to effectuate such cancellation, forfeiture, repayment, or recovery. No recovery pursuant to the Compensation Recovery Policy of all or a portion of the Award or shares of Common Stock issued hereunder will be an event giving rise to a right to terminate for “Good Reason” under any agreement with the Company. In the event of any conflicts between the terms of the Compensation Recovery Policy and the terms of the Plan or this Agreement, the terms of the Compensation Recovery Policy shall govern.

21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officer to execute this Agreement as of the date first written above.

CYABRA, INC.

By:
Name:
Title:

AWARDEE

Name:

EXHIBIT A

CYABRA, INC.

RESTRICTED STOCK AWARD AGREEMENT

(a).	Awardee’s Name: ___________________

(b).	Award Date: ________________________

(c).	Number of Restricted Shares Granted: _______________________

(d).	Vesting Requirements: The Restricted Shares shall become vested, and the restrictions applicable to Restricted Shares as set forth in Section 3 of the Award Agreement to which this Exhibit A relates shall lapse, as follows:

[Insert vesting schedule]

(e).	Sell to Cover Withholding Method:

Note: Use Only if a Section 83(b) election is not made.

Awardee hereby (check one):

	___	Elects the Sell to Cover Withholding Method set forth in Section 10 of this Agreement.

	___	Does NOT elect the Sell to Cover Withholding Method set forth in Section 10 of this Agreement. Awardee understands that he or she shall be required to provide means for satisfying all applicable tax withholdings, which may require Awardee to remit cash to the Company in satisfaction of applicable tax withholding requirements.

_______ (Initials)

Awardee

_______ (Initials)

Company Signatory

EXHIBIT B

STOCK POWER

For Value Received, _______________, hereby sells, assigns, and transfers unto Cyabra, Inc. (the “Company”) all shares of common stock, par value $0.0001 of Cyabra, Inc. issued pursuant to, and subject to the terms of, that certain Restricted Stock Award Agreement by and between the Company and the undersigned standing in his/her name on the books of the Company represented by Certificate Nos. ____________ herewith, and does hereby irrevocably constitute and appoint _____________________ as his/her attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated: __________ __, 202_

Name:

Exhibit C

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

Name: _________________

Address ___________________________

Social Security Number: ___-__-____

Taxable Year: ___________________

2.	The property which is the subject of this election is _____shares of common stock, par value $0.0001 per share (the “Shares”) of Cyabra, Inc., a Delaware corporation (the “Company”).

3.	The property was transferred to the undersigned on ______________.

4.	The property is subject to the following restrictions:

The above-mentioned Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain vesting conditions contained in such agreement.

5.	The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: $ ___ per share x ________shares = $____________.

6.	For the property transferred, the undersigned did not pay any amount for the Shares. Therefore, $__________ (the full fair market value of the Shares stated above) is includible in the undersigned’s gross income as compensation for services.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Dated:
Taxpayer signature

INSTRUCTIONS FOR FILING SECTION 83(B) ELECTION

Attached is a form of election under section 83(b) of the Internal Revenue Code. If you wish to make such an election, you should complete, sign and date the election and then proceed as follows:

1. Execute three counterparts of your completed election (plus one extra counterpart for each person other than you, if any who receives property that is the subject of your election), retaining at least one photocopy for your records.

2. Send one counterpart to the Internal Revenue Service Center with which you will file your Federal income tax return for the current year via certified mail, return receipt requested. THE ELECTION SHOULD BE SENT IMMEDIATELY, AS YOU ONLY HAVE 30 DAYS FROM THE ISSUANCE/PURCHASE/GRANT DATE WITHIN WHICH TO MAKE THE ELECTION – NO WAIVERS, LATE FILINGS OR EXTENSIONS ARE PERMITTED.

3. Deliver one counterpart of the completed election to the Company for its files.

4. If anyone other than you (e.g., one of your family members) will receive property that is the subject of your election, deliver one counterpart of the completed election to each such person.